                                                  COBALT CORPORATION
                                        CONSOLIDATED STATEMENTS OF OPERATIONS
                                                     (UNAUDITED)

                                                                     Three months ended                     Year ended
                                                                        December 31,                        December 31,
                                                              ---------------------------------   ----------------------------------
                                                                                                                       Pro Forma(1)
                                                                   2002             2001               2002               2001
                                                              ---------------  ----------------   ----------------   ---------------
                                                                                 (In thousands, except share data)
Health services revenues and premium equivalents(2):         $       576,098  $         545,114  $       2,231,337  $      2,195,908
                                                              ===============  ================   ================   ===============

Revenues:
    Health services revenues:
        Premium                                              $       351,928  $        368,760   $      1,373,760   $     1,472,238
        Government contract fees                                      26,564            28,365            111,719           117,192
        Other                                                         12,174            10,582             48,167            45,290
    Investment income                                                  3,789             2,997             14,845            12,810
    Net realized investment gains (losses)                            (1,348)              465             (1,141)            1,091
                                                              ---------------  ----------------   ----------------   ---------------
        Total revenues                                               393,107           411,169          1,547,350         1,648,621

Expenses:
    Medical and other benefits                                       289,700           325,305          1,166,671         1,311,185
    Selling, general, administrative and other                        84,778            84,093            323,239           331,615
    Interest                                                             316               120                675               744
    Amortization of goodwill                                               -             1,905                  -             6,470
                                                              ---------------  ----------------   ----------------   ---------------
        Total expenses                                               374,794           411,423          1,490,585         1,650,014
                                                              ---------------  ----------------   ----------------   ---------------
Operating income (loss) from continuing operations                    18,313              (254)            56,765            (1,393)
Income (loss) from investment in affiliates, net of tax(3)               236           (23,112)            15,556           (23,158)
                                                              ---------------  ----------------   ----------------   ---------------
Pre-tax income (loss) from continuing operations                      18,549           (23,366)            72,321           (24,551)
Income tax expense (benefit)                                           3,426            (2,064)             7,304            (1,574)
                                                              ---------------  ----------------   ----------------   ---------------
Income (loss) from continuing operations                              15,123           (21,302)            65,017           (22,977)

Income from discontinued operations, net of tax                            -               452              8,938             1,122
                                                              ---------------  ----------------   ----------------   ---------------
Net income (loss)                                            $        15,123  $        (20,850)  $         73,955   $       (21,855)
                                                              ===============  ================   ================   ===============

Earnings (loss) per share:
    Diluted EPS from continuing operations excluding AMZ     $          0.35  $           0.05   $           1.21   $          0.01
    Diluted EPS from investment in AMZ                                  0.00             (0.57)              0.33             (0.57)
    Diluted EPS discontinued operations                                 0.00              0.01               0.21              0.02
                                                              ---------------  ----------------   ----------------   ---------------
        Total diluted EPS                                    $          0.35  $          (0.51)  $           1.75   $         (0.54)
                                                              ===============  ================   ================   ===============

Diluted weighted average common shares                            42,634,726        40,548,560         42,229,727        40,453,690
                                                              ===============  ================   ================   ===============


(1)  Includes the operations of UWS and BCBSUW with elimination of intracompany transactions, the recording of purchase accounting adjustments and the amortization of goodwill calculated as if the Combination was completed at the beginning of the reporting period.

(2)  Includes consolidated premium, Government contract fees and other revenue, along with the processed claim dollars from self-funded business.

(3)  The year ended December 31, 2002 includes a $10.0 million after tax gain on the sale of 4.4 million shares of AMZ. The three months ended December 31, 2001 and the year ended December 31, 2001, include a $25.2 million write-down to market value of $12.45 per share on the Investment in AMZ.